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                               COURTHOUSE SQUARE
                             RETAIL LEASE AGREEMENT

          This LEASE AGREEMENT, dated November 1, 1997, is by and between FMS South Beach, L C., hereinafter called the Landlord, and PRAIRIE FOODS CORPORATION, a Delaware corporation d/b/a ROYAL CANADIAN PANCAKE HOUSE hereinafter called the Tenant, whereby in consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions:

1. PREMISES: The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord, the following described space, hereinafter called the
Premises:

     Space which is deemed to be approximately 2.000 rentable square feet, as shown on Exhibit "A" attached hereto and made a part hereof, being located on the 1st floor at 1216 Washington Avenue, Miami Beach, Florida.

2. TERM: Tenant to have and to hold the above described Premises for a term of 48 months commencing on January 1, 1998 ("Commencement Date") and terminating on December 31 2001.

3. BASE RENT: Tenant hereby covenants and agrees to pay to the Landlord, together with any and all sales and use taxes levied upon the use and occupancy of the Premises the annual Base Rent of 48.451 32, ("Initial Base Rent") in equal monthly installments of 4.037.61 plus applicable sates tax, payable in advance without demand beginning on the Commencement Date of this Lease Agreement and on the first day of each and every month thereafter. Rental payments are due on the first day of each month and shall be considered late if not received by the fifth (5th) day of each month. Late payments shall be assessed a late charge of five percent (5%) of the rental due, which charge shall be treated as Additional Rent and shall be immediately due and payable and shall not be waived by acceptance of rental payments. This charge is not a penalty but liquidated damages to the Landlord occasioned by the delay in receipt of its funds, including any additional bookkeeping which may be caused thereby.

4. RENT INCREASES: (A) The Initial Base Rent shall be adjusted after the first twelve (12) month period of the term in the manner hereafter set forth. The Base Rent for the twelve (12) month period subsequent to the first complete twelve7 (12) month period of the term of this Lease shall be computed by multiplying the Initial Base Rent by one hundred four percent (Rent x 1.04).

(B) The Base Rent for each twelve (12) month period subsequent to the first complete twenty-four (24) month period during the term of this Lease, or any renewal thereof, shall be computed by multiplying the Base Rent, as adjusted for the prior twelve (12) month period one hundred four percent (Rent x 1.04).

5. EXPENSES: Tenant hereby covenants and agrees to pay Landlord Additional Rent based upon the following:

          (A) Tenant shall pay Landlord an amount equal to Tenant's Pro Rata Share of Taxes assessed on the Property. When computing this obligation, any discounts for early payment of Taxes shall not be considered.


          (B) Tenant shall pay Landlord an amount equal to Tenant's Pro Rata share of Insurance expenses incurred by the Landlord for the Property.

          (C) Tenant shall pay Landlord an amount equal to Tenant's Pro Rata share of Operating Expenses incurred by the Landlord

          (D) The Tenant's pro rata share of Taxes, Insurance, and Operating Expenses is equal to 12.85% of the total Taxes, Insurance and Operating Expenses incurred by the Landlord.

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          (E) Said Additional Rent shall be paid in the following manner:

          (1) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes, Insurance, and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, together with applicable sales tax, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

          (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes, Insurance, and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, for such calendar year, (b) any amount paid by Tenant toward Taxes, Insurance, and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes, Insurance, and Operating Expenses for the current calendar year.

          (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes, Insurance, and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January I of the current calendar year through the month in which the Statement is sent to Tenant. Tenant shall make such payments within 30 days after Landlord sends the Statement.

          (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes, Insurance, and Operating Expenses, such sum shall be applied towards future obligations.

          (F) If the term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes, Insurance, and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes, Insurance, and Operating Expenses, for such calendar years, by a fraction, the numerator of which shall be the number of days of the term during such calendar year, and the denominator of which shall be 365.

          (G) Landlord shall maintain records respecting Taxes, Insurance, and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease Agreement contemplates the computation of Taxes, Insurance, and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, including the Base Years, includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than 60 days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes, Insurance, or Operating Expenses, or Landlord's computation of Tenant's Pro Rata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than 30 days after Landlord makes such records available for examination. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this paragraph. Failure of Tenant to send the above notices within the specified time periods, shall be conclusively presumed as Tenant's acceptance of such Statement. If Tenant takes exception to any manner contained in the Statement as provided herein, Landlord or Tenant shall refer the matter to an independent certified public accountant, reasonably acceptable to the other party, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification, unless such certification determines that Tenant was overbilled by more than 5%, in which case the cost of certification shall be borne by the Landlord. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Pro Rata Share of Taxes, Insurance, and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

6. RENTAL DEPOSIT: Upon execution of this Lease Agreement, Tenant shall pay $000 as one month's rental deposit to be applied to the first month's rent.

7. SECURITY DEPOSIT: Upon execution of this Lease Agreement, Tenant shall deposit with Landlord $0.00, as security for Tenant's full and faithful performance of its obligations hereunder. Landlord will return same to Tenant within thirty (30) days following the end of the Lease term or the earlier termination of this Lease Agreement, provided that Tenant is not then in default. In the event of Tenant's default, the security deposit then held by Landlord may be applied by Landlord to cure all or a portion of such default, and Tenant will redeposit the full amount of the security deposit within five
(5) days after Landlord's demand.

8. PARKING: No parking is available on the Property.

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9. CONSTRUCTION, DEFINITIONS AND SEVERABILITY: The captions of the articles and paragraphs of this Lease Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Any underlined terms contained herein arc for convenience of drafting this agreement and are to be given no greater or lesser weight than those terms not underlined. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease Agreement, notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

          (A) "Building" shall mean the entire structure, which fronts Washington Avenue between the addresses 1200 to 1224 Washington Avenue, and also maintains addresses on Drexel Avenue, as well as the office facilities and storage facilities of the structure.

          (B) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

          (C) "Insurance" shall mean any flood, windstorm, property, liability, boiler and machinery, business interruption, or commercial coverage applicable to the Property, which the Landlord deems appropriate in an amount, and written through an insurance company which the Landlord deems appropriate.

          (D) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, members, principals, agents, affiliates, successors and assigns.

          (E) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the laws of such State or applicable federal law.

          (F) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

          (G) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes and Insurance) which Landlord shall pay during the calendar year, any portion of which occurs during the Term, in direct connection with ownership, management, repair, maintenance and operation of the Property, including without limitation, any amounts paid for: a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating,
(b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) supplies, tools, equipment and materials used in the direct operation, repair and maintenance of the Property, (d) accounting, legal, inspection, consulting, concierge and other services, (e) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any reasonable and customary management fee) actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts, (f) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons directly engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (g) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and
(h) operation, repair, and maintenance of all systems and equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and Building walls, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, awnings, curbs, and walkways, re-paving and restriping parking facilities, and roof repairs. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

          (I) depreciation, interest and amortization on Mortgages, and other debt costs, legal fees in connection with new leases or renewals, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces, including tenant improvements made pursuant to a lease for a new tenant;

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          (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease Agreement over the shorter of: (1) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures.

          (H) "Person" shall mean an individual, trust, partnership, joint venture, association, limited liability company, corporation, and any other entity.


          (I) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, parking garages, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, systems and equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the systems and equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property above, and the use thereof together with the right to install, maintain, operate, repair and replace the systems and equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

          (J) "Rent" shall include all payments due Landlord by Tenant, including but not limited to all Base Rent and Additional Rent as well as those obligations set forth in Paragraphs 3, 4, 5, 13, 30 and 31.

          (K) "Rentable Square Feet" is a good faith estimate of the space occupied by Tenant, inclusive of the walls in and around the Premises as well as Tenant's share of common areas and service areas within the Building.

          (L) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (except where such taxes are required to be paid by Tenant), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in direct connection with the ownership, leasing and operation of the Property.

10. RENT PAYMENTS AND NOTICES: For the purpose of notice or demand, the respective parties shall be served by certified or registered mail, return receipt requested, in which event the notice or demand shall be deemed to have been served upon Tenant when deposited in the United States mail and deemed to have been served upon Landlord upon actual receipt by Landlord. Notwithstanding the foregoing, "Three Day Notices" for non payment of rent may be served upon Tenant by hand delivery to Tenant's Premises.

Notices to Tenant shall be sent to Tenant's Premises. Unless otherwise advised in writing, rent payments and notices to Landlord shall be sent to Capital Realty Services, Inc., 4601 Ponce de Leon Blvd., Suite 300, Coral Gables, Florida 33146.


11. ORDINANCES AND REGULATIONS: The Tenant hereby covenants and agrees to comply with all rules, regulations and laws of the City, County or State having jurisdiction over the Premises, and with all ordinances and regulations of governmental authorities wherein the Premises are located, at Tenant's sole cost and expense.

12. SIGNS: The Tenant will not place any signs or other advertising manner or material on the exterior or on the interior of the Premises or of the Building in which the Premises are located, without the prior written consent of the Landlord. Any lettering or signs shall be of a type, kind, character and description to be approved in writing by Landlord.

13. MAINTENANCE AND SERVICES:

          (A) Tenant shall at all times keep the Premises (including maintenance of exterior entrances, all glass and all glass and show window moldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating plumbing, and plumbing fixtures, electrical equipment and any air conditioning system) in good order, condition, and repair (including reasonable periodic painting as determined by Landlord), damage by unavoidable casually excepted, except for structural

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portions of the Premises, which shall be maintained by Landlord, but if Landlord is required to make repairs to structural portions by reason of Tenant's negligent act or omission to act, Landlord may add the cost of such repairs to the rent as Additional Rent, which shall thereafter become due. It is understood that the maintenance of all utility lines and appurtenances from the Premises at the points at which such utility lines and appurtenances serving only the Premises connect into main utility lines serving portions of the Building other than the Premises are not for the purposes hereof, part of the structural portions of the Building. Tenant shall keep the interior and exterior of all doors and show windows clean and neat. In the event Tenant fails to do so, Landlord may clean said doors and show windows and charge Tenant for the cost thereof as Additional Rent.

          (B) Tenant shall keep in force throughout the term of this Lease Agreement, a maintenance contract written by an air conditioning maintenance company approved by Landlord. Air conditioning equipment shall be maintained in such a manner that any water emitted from said equipment shall not be permitted to run onto the roof of the Building or onto the public areas adjacent to the Building.

          (C) Any structure supporting or enclosing any equipment serving the Premises shall be maintained by Tenant.

          (D) Tenant shall maintain the Premises and appurtenances thereto in such condition to prevent damages, actual or consequential, to adjoining buildings and tenants. Tenant shall be responsible for, and shall indemnity and hold harmless the Landlord for any and all costs and expenses resulting from such damage, actual or consequential, resulting from Tenant's failure to properly maintain the Premises and appurtenances thereto.

          (E) If Tenant fails, refuses or neglects to repair properly, the Premises or appurtenances thereto, as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss, or damage that may occur to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus twenty (20%) percent for overhead, upon presentation of bill therefor, as Additional Rent. Said bill shall include interest at eighteen (18%) percent on said cost from the date of completion of repairs by Landlord. In the event that Landlord shall undertake any maintenance or repair in the course of which it shall be determined that such maintenance or repair work was made necessary by the negligence or willful act of Tenant or any of its employees or agents or that the maintenance or repair is, under the terms of this Lease Agreement, the responsibility of the Tenant, Tenant shall pay Landlord's costs plus overhead and interest as above provided.

          (F) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises and prepared for collection in the manner and at the times and place specified by Landlord. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Failure of Tenant to pay for waste removal when due shall be deemed a breach of this Lease Agreement.

          (G) No radio or television or other similar device shall be installed without first obtaining in each instance the Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of the Building, or on the Property, without the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

          (H) No loud speakers, televisions, audio equipment, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

          (I) The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or merchandise in such areas.

          (J) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

          (K) Tenant shall keep the Premises free from nuisances, noises or odors objectionable to the public, to other tenants or to the Landlord.

          (L) Tenant shall pay the cost of water, gas, electricity, fuel,

light, heat, power, and all other utilities furnished to the Premises or used by Tenant in connection therewith, whether such utility costs are determined by separate metering or are billed by Landlord to Tenant as Additional Rent. Tenant shall not install any equipment nor shall Tenant use the Premises in a manner that will exceed or overload the capacity of any utility facilities. If Tenant's use of the Premises shall require additional facilities, the same shall be installed only after obtaining Landlord's prior written approval, which may be withheld in Landlord's absolute discretion, and shall be installed at Tenant's expense in accordance with the plans and specifications approved in writing by Landlord. If

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Tenant's use and occupancy of the Premises results in an increase to Landlord of any utilities expense or results in connection or tapin fees, changes for increased usage or capacity, or assessments of any kind whatsoever, Tenant shall pay the entire amount thereof within ten (10) days of Landlord's written demand. In no event shall Landlord be liable for any interruption or failure in the supply of utilities to the Premises.

          (M) Tenant shall pay prior to delinquency all taxes, both real and personal, assessed against or levied upon the leasehold and upon its fixture, furnishings, equipment, leasehold improvements, and all other personal property of any kind owned by or used in connection with the Premises by Tenant.

          (N) Tenant shall provide for its own pest control services.

14. ALTERATIONS: Tenant, by occupancy hereunder, accepts the Premises as being in good repair and condition. Tenant shall maintain the Premises in good repair and condition, ordinary wear and tear excepted. Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises without the prior written consent of Landlord. In the event Landlord consents to the proposed alterations, additions, or improvements, the same shall be performed by licensed contractors at Tenant's sole cost and expense, and Tenant shall hold Landlord harmless on account of the cost thereof. Any such alterations shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the Building by the other tenants thereo(pound) If required by Landlord, such alterations shall be removed by Tenant upon the termination or sooner expiration of the term of this Lease Agreement and Tenant shall repair damage to the Premises caused by such removal, all at Tenant's cost and expense. Tenant accepts the premises "As Is" except Landlord agrees to pay for the construction of Tenant Improvements, if any, as described in Exhibit "B". Any costs incurred for improvements except those set forth in Exhibit "B" shall be at Tenant's sole cost and expense.

15. USE AND POSSESSION: It is understood that the Premises are to be used only for a restaurant and for no other purpose without prior written consent of Landlord, determined by Landlord in its absolute discretion. The Tenant, at the expiration of the term, shall deliver up the Premises in good repair and condition, ordinary wear and tear excepted. The Landlord covenants and agrees that Tenant on paying Rent and performing the covenants herein, shall and may peaceably and quietly hold and enjoy the said Premises. If Landlord is unable to give possession of the Premises to the Tenant on the date of commencement of the term hereof, by reason of the holding over of possession of a prior tenant or occupant, or for any similar reason, or if repairs, improvements or decorations of the Premises have not been completed, Landlord shall not be subject to any liability occasioned by such delay in the delivery of the Premises and such delay shall not affect the validity of this Lease or the obligations of the Tenant hereunder. In the event of such delay the rent shall not start to accrue until possession of the Premises is tendered to the Tenant and a pro rata abatement of the annual rent to be paid hereunder shall be allowed Tenant and the expiration of this Lease Agreement shall be extended to allow for the total months set forth in paragraph two (2) above.

16. LANDLORD'S RIGHT TO INSPECT AND DISPLAY: The Landlord shall have the right, at reasonable times during the term of this Lease, to enter the Premises for the purpose of examining or inspecting same and of making such repairs or alterations or other modifications as the Landlord shall deem necessary. The Landlord shall also have the right to enter the Premises at all reasonable hours for the purpose of displaying said Premises to prospective Tenants within 180 days prior to the termination of this Lease Agreement.

17. DESTRUCTION OF PREMISES: (a) If the Premises are totally destroyed by fire or other casualties, the Landlord or Tenant shall have the option of terminating this Lease Agreement or any renewal thereof, upon giving written notice at any time within 30 days from the date of such destruction, and if the Lease Agreement be so terminated, all Rent shall cease as of the date of such destruction and any prepaid rent shall be refunded by Landlord.

          (b) If such Premises are partially damaged by fire or other casualty, or totally destroyed hereby and the Landlord elects not to terminate this Lease Agreement within the provisions of paragraph (a) above or (c) below, then the Landlord agrees, at Landlord's sole cost and expense, to restore the Premises to a kind and quality substantially similar to that which existed immediately prior to such destruction or damage but limited to the Building's standard finishes supplied by Landlord to tenants in the building. Said restoration shall be commenced within a reasonable time and complied without delay on the part of the Landlord and in any event shall be accomplished within 180 days from the date of the fire or other casualty. In such case, all Rents paid in advance shall be proportioned as of the date of damage or destruction and all Rent thereafter accruing shall be equitably and proportionately suspended and adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration, or repair, except that in the event the destruction or damage is so extensive as to make it unfeasible for the Tenant to conduct Tenant's business on the Premises, the Rent shall be completely abated until the Premises are restored by the Landlord or until the Tenant resumes use and occupancy of the Premises, whichever shall first occur. The Landlord shall not be liable for any inconvenience or interruption of business of the Tenant occasioned by fire or other casualty.

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          (c) If the Landlord undertakes to restore, rebuild or repair the
Premises, and such restoration, rebuilding or repair is not accomplished within

180 days, and such failure does not result from causes beyond the control of Landlord, the Tenant shall have the right to terminate this Lease Agreement by written notice to the Landlord within 30 days after expiration of said 180 days.

          (d) Landlord shall not be required to carry fire, casualty or extended damage insurance on the personal property of the Tenant or any personal property which may now or hereafter be placed in the Premises, nor shall Landlord have any liability for losses incurred by Tenant regarding same.

18. CONDEMNATION: If during the term of this Lease or any renewal thereof, if any, the whole of the Premises, or such portion thereof as will make the Premises unusable for its purpose shall, be condemned by public authority for public use, then, in either event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in such public authority, or when possession is given to such public authority, whichever event last occurs. Upon such occurrence, the rent shall be proportioned as of such date and any prepaid rent shall be resumed to the Tenant. The Landlord shall be entitled to the entire ward for such taking. If a portion of the Premises is taken or condemned by public authority for public use so as not to make the remaining portion of the Premises unusable for its purposes, this Lease Agreement will not be terminated, but shall continue. In such case, the Rent shall be equitably and fairly reduced or abated for the remainder of the term in proportion to the amount of the Premises taken. In no event shall the Landlord be liable to the Tenant for any business interruption, diminution in use or for the value of any unexpired term of this Lease Agreement. Nothing contained herein shall prohibit the Tenant from having its own right to apply for any entitlement or separate award from the condemning authority, provided that same does not reduce the award to Landlord.

19. ASSIGNMENT AND SUBLETTING: (A) Tenant shall not, without the prior written consent of Landlord: (1) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease Agreement or any interest hereunder, by operation of law or other`vise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, the nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this article shall, at Landlord's option, be null, void and of no effect, or shall constitute a default under this Lease Agreement. Whether or not Landlord shall grant consent, Tenant shall pay all reasonable legal fees incurred by Landlord, within 30 days after written request by Landlord.

          (B) Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease Agreement and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent):
(1) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, (ii) the Transferee intends to use the Subject Space for purposes which arc not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the Transferee is either a governmental agency or instrumentality thereof, (v) the Transferee is an existing Tenant or an occupant of the Property, (vi) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vii) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer.

          (C) If Landlord consents to a Transfer, Tenant shall pay to Landlord as Additional Rent, fifty percent (50%) of any Transfer Premium received by Tenant from such Transfer. "Transfer Premium" shall mean all Rent, Additional Rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within 10 days after Tenant receives any Transfer Premium from the Transferee.

          (D) Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within 30 days following receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease Agreement with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter).

          (E) Landlord also reserves the right to elect to step into the position of the Tenant in connection with any proposed assignment or sublease.

20. HOLDOVER: If the Tenant, any assignee or subtenant shall continue to occupy the Premises after the termination of this Lease, without prior written consent of the Landlord, such tenancy shall be a Tenancy at Sufferance. Acceptance by the Landlord of rent after such termination shall not constitute a renewal of this Lease Agreement or a consent to such occupancy, nor shall it waive Landlord's right of reentry or any other right contained herein. Rent during this holdover period shall be in an amount two times that of all Base Rent plus Additional Rent due under the Lease and will be payable on the first day of each month.

21. INDEMNIFICATION AND SUBROGATION: The Landlord shall not be liable for any damage or injury to any person or property whether it be the person or property of the Tenant or the Tenant's employees, agents, guests, invitees or any other persons whomsoever by reason of Tenant's occupancy of the Premises or because of fire, flood, windstorm, Acts of God or for any other reason. The Tenant agrees to indemnify, defend and save harmless the Landlord from and against any and all loss, damage, claim, demand, liability or expense by reason of injury or death of any person or damage to or loss of property which may arise or be claimed to have arisen as a result of the occupancy or use of said Premises by the Tenant or by reason thereof, or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Premises, providing however, that Tenant shall not indemnify as to the loss or damage due to gross negligence or intentional misconduct of Landlord, its agents, employees, or contractors. If Tenant's use of the Premises causes Landlord's insurance premium(s) for the Building to be increased, the Tenant agrees to pay, as Additional Rent, the entire cost of such increase, plus any applicable sales or use taxes.

The Tenant hereby waives on behalf of each and every insurer under any insurance policies relating to the Premises or the Building in which the Premises is located, or related to the contents thereof, or any personal property of the Tenant, all of Tenant's rights of recovery from or claims against Landlord, its employees, agents, and agent's employees, by means of any loss, damage or injury to said contents, leasehold improvements or personal property whether by way of subrogation, assignment of claims or otherwise.

22. DEFAULT: In the event the Tenant shall default in the payment of Rent or any other sums payable by the Tenant herein, and such default shall continue for a period of three (3) days after receipt of written notice thereof, or, if the Tenant shall default in the performance of any other covenants or agreements of this Lease Agreement and such default shall continue for seven
(7) days after written notice thereof, or if the Tenant should become bankrupt or any debtor proceedings be taken by or against the Tenant, then, and in addition to any and all other legal remedies and rights the Landlord may have, the Landlord may declare the entire balance of the rent for the remainder of the term to be due and payable and may collect the same by distress or otherwise. The Tenant covenants and agrees to pay any deficiency after Tenant is credited with the Rent thereby obtained, less all repairs and expenses (including the expenses of obtaining possession and of reletting the Premises). The Landlord may resort to any two or more of such remedies or rights, and adoption of one or more of such remedies or rights shall not necessarily prevent the enforcement of others concurrently or thereafter.

23. SUCCESSORS AND ASSIGNS: This Lease Agreement shall bind and inure to the benefit of the successors, permitted assigns, heirs, executors, administrators and legal representatives of the parties hereto.

24. NON-WAIVER: No waiver of any covenant or condition of this Lease Agreement by either party shall be deemed to imply or constitute a further waiver of the same covenant or condition or any other covenant or condition of this Lease Agreement.

25. RIGHTS RESERVED BY LANDLORD: Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

          (A) To change the name and/or street address of the Property or to install and maintain signs on the exterior and interior of the Property.

          (B) To enter the Premises at reasonable hours for reasonable purposes, including for inspection and/or supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, insurers, and prospective purchasers, tenants or brokers. In the event that Tenant shall abandon or vacate the Premises at any time, or shall vacate the same during the last three (3) months of the Term, Landlord may enter to decorate, remodel, repair, or alter the Premises without being liable for trespass.

          (C) In case of fire, accident disaster, civil disorder, public excitement or any other dangerous condition, or threat thereof to limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of Tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein.

          (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and/or reductions in corridors, lobbies, parking facilities and other public areas and the installation of planters, sculptures, displays, mezzanines, stairwells, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

          (E)

          (F) In the event that any check, bank draft or negotiable instrument given for any money payment hereunder, shall be dishonored at any time and from time to time. for any reason whatsoever not attributable to Landlord, Landlord shall be entitled. in addition to any other remedy that may be available, to collect an administrative charge of $50.00 from Tenant. In the event payments from Tenant are dishonored more than once during the lease term, Landlord may require that payment from Tenant be made by certified check.

26. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a Building in sufficient quantities, may provide health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit.

27. SUBORDINATION. ESTOPPEL CERTIFICATES, AND ATTORNMENT: This Lease Agreement and the rights of the Tenant shall be and are subject to and subordinate at all times to the lien of any ]cases and mortgages which may now or hereafter affect the Property. The Tenant shall, within five (5) days of Landlord's request, execute any estoppel certificate and subordination documents which Landlord may deem necessary and/or any modification of this Lease Agreement that might be required by any entity that may become a mortgagee as to the Property. Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instrument or document requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in the Tenant's name; and Tenant hereby makes constitutes and irrevocably appoints Landlord as it's attorney-in-fact for that purpose. Tenant agrees that any such estoppel certificate or subordination documents may be relied upon by a prospective purchaser or mortgagee of the Property.

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord, or Landlord's predecessor(s) in title, covering the Premises, or, in the event a deed is given in lieu of foreclosure of any such mortgage, or upon the assignment of this Lease Agreement by Landlord, Tenant shall attorn to the purchaser or grantee in lieu of foreclosure, upon any such foreclosure or sale, and recognize such purchaser or grantee in lieu of foreclosure as Lessor under this Lease Agreement. Such Landlord, mortgagee or purchaser at said foreclosure sale, shall not be (i) liable for any act or omission of any prior Landlord,
(ii) subject to any offsets or defenses which Tenant may have against any prior Landlord, or (iii) bound by any prepaid Rent or Security Deposit, which Tenant may have paid to any prior Landlord for more than the current month.

28. CHANGES TO THE BUILDING: Tenant shall not be required to pay for any costs necessary for the Building to comply with any laus, orders, or regulations which require structural changes or improvements relating to the structural components of the Premises or common areas of the Building, except as may be required as a result of Tenant's use permitted hereunder. However, Tenant shall be solely responsible for the costs of its failure to comply with any such laws or regulations in connection with its Tenant improvements or Premises. Landlord may take a portion of Tenant's Premises and adjust the Base Rent on a pro-rata basis if Landlord is required by laws, orders or regulations which necessitates the taking to make required structural changes or improvements.

29. INSURANCE: Tenant shall, at Tenant's expense, procure and maintain throughout the Term of this Lease a policy or policies of comprehensive public liability insurance, contractual liability insurance, and property damage insurance, issued by insurers of recognized responsibility, authorized to do business in the State in which the Building is located, insuring Tenant and Landlord, with Landlord specified as an additional insured, against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Premises. The limits of such policy or policies shall be in an amount of not less than $1,000,000 combined single limit with respect to any one occurrence, and shall furnish a certificate satisfactory to Landlord of the maintenance of such insurance. Tenant shall obtain a written obligation on the part of each insurer to notify Landlord at least 45 days prior to modification or cancellation of such insurance. In the event Tenant shall not have delivered to Landlord a certificate evidencing such insurance at least ten (10) days prior to the Commencement Date and at least 45 days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest. The cost for such policies shall be paid by Tenant to Landlord as Additional Rental upon demand, together with an administrative charge of twenty percent (20%) of such cost.

30. PLATE GLASS INSURANCE: Tenant shall, during the entire term hereof, keep in full force and effect a policy of plate glass insurance covering all the plate glass of the Premises. The policy shall name Landlord and any person, firm or corporation designated by Landlord and Tenant as insured and shall contain a clause that the insured will not cancel or materially change the insurance without first giving the Landlord ten (10) days prior to written notice. The insurance shall be written by an insurance company approved by the Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord. The replacement of any plate glass damaged or broken from any cause whatsoever in and about the Premises shall be Tenant's responsibility and expense.

31. COVENANTS AGAINST LIENS: Notwithstanding any other provisions of this Lease Agreement, Landlord and Tenant expressly acknowledge and agree that the interest of Landlord in and to the Property and Building, or any part, including without limitation, the Premises, shall not be subject to liens for any work, labor, services performed or materials supplied, or claimed to have been performed or supplied, or any other lien cognizable under Chapter 713, Florida statutes (collectively herein "Liens"), by Tenant, or Tenant's Contractors, subcontractors, laborers and material suppliers supplying labor and/or material for the Premises (collectively herein "Contractors"). Upon the execution of this Lease Agreement, Tenant acknowledges that Landlord, at Landlord's sole option and cost, may then or thereafter record among the Public Records in the county in which the Building is located, this Lease Agreement or short form thereof (or such other memorandum in form and substance satisfactory to Landlord, in Landlord's sole discretion) for the purpose of insulating the interest of Landlord from any and all such Contractor's Liens, without mitigating or otherwise affecting any other provisions of this Lease Agreement. Tenant hereby acknowledges that Landlord shall further be permitted to do or perform any act necessary or appropriate, in Landlord's sole discretion, to prevent the filing of any Lien against the Premises or any part thereof. In addition to the foregoing and not in lieu thereof, Tenant shall do all things necessary to prevent the filing of any Liens against the Premises or the interest of Landlord or the interest of any mortgages or holders of any deed of trust covering the Premises or any ground or underlying lessors therein, if any, by reasons of any work, labor, services, or materials performed or supplied or claimed to have been performed or supplied to Tenant or anyone holding the Premises, or any part thereof, by, through, or under Tenant. If any such Lien shall at any time be filed, Tenant shall cause the same to be vacated and canceled of record within thirty (30) days after the date of the filing thereof. If any such Lien shall be filed notwithstanding the provisions of this subparagraph, then, in addition to any other right or remedy of Landlord resulting from Tenant's default, occasioned by such filing, Landlord may, but shall not be obligated to, contest such Lien or vacate or release the same either by paying the amount claimed to be duc or by procuring the release of such Lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, as Additional Rent hereunder on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this paragraph, including Landlord's costs and expenses, including an administrative charge of twenty percent (20%) of such sum, and attorneys' fees incurred in connection therewith. Nothing contained herein shall imply a consent or agreement on the part of Landlord or mortgagees or holders of deeds of trust or any ground or underlying lessors, if any, of the Premises to subject their respective estates or interests to liability under any mechanics' or other lien law, whether or not the performance or the furnishing of such work, labor, services, or materials to Tenant or anyone holding the Premises, or any part thereof, by, through or under Tenant shall have been consented to by Landlord and/or any of such other parties.

32. LANDLORD'S LIEN: In addition to the statutory Landlord's Lien, Landlord shall have at all times a valid security interest to secure payment of all Rent and other sums of money becoming due hereunder from Tenant and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant agreement or condition contained herein. Such security interests shall be upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently located in, or which may hereafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in rental as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Tenant agrees and acknowledges that this Lease Agreement also serves as a security agreement under Chapter 679 of the Florida Statutes (Article 9 of the Uniform Commercial
Code) to impose a lien upon the Lien Property to secure the payment of all rentals, charges and other sums to be paid by Tenant and reserved hereunder and Tenant agrees to execute, acknowledge and deliver to Landlord such financing statements and other instruments as Landlord may request in order to commemorate the foregoing within ten (10) days after Landlord's request therefore. Upon the occurrence of an event of default by Tenant, Landlord may, to the extent permitted by law and in addition to any other remedies provided herein, enter upon the Premises and possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any Public sale or of the time after which any private sale is to be made, at which sale Landlord or Landlord's assigns may purchase such property, unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease Agreement at least ten (10) days prior to the time of sale. Any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or wherever else the property may be located, after the time, place and method of sale and a general description of the types of property to be sold, have been advertised in a daily newspaper published in the county in which the Building is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees) shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant as otherwise required by law or Tenant shall pay any deficiencies forthwith to the Landlord.

33. LANDLORD'S EXCULPATION: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease Agreement shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency.

34. BROKERAGE: Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Capital Realty Services. Inc., and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. At all times material hereto, Capital Realty Services, Inc. was acting as Landlord's Agent. Capital has a fiduciary duty of loyalty, confidentiality, obedience, full disclosure, accounting and the duty to use skill, care and diligence on behalf of the Landlord. Capital owed a duty of honesty and fair dealing to Landlord and Tenant. The provisions of this Paragraph shall survive the termination of this Lease Agreement.

35. MISCELLANEOUS: (A) In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

          (B) Under no circumstances whatsoever, shall Landlord ever by liable hereunder for consequential damages or special damages.

          (C) Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

          (D) Tenant shall not record this Lease Agreement or a memorandum thereof, without Landlord's prior written consent.

          (E) Unless specifically set forth to the contrary, Landlord and Tenant are to act in a reasonable manner and in good faith as to one another.

          (F) Landlord may institute reasonable rules and regulations and modify or amend such rules and regulations at any time.

36. PREVAILING PARTY: It is understood and agreed between Landlord and Tenant that in the event of any litigation resulting out of the terms and conditions outlined in this Lease Agreement, that the prevailing party shall be entitled to recover all reasonable attorneys' fees and court costs up to and including the appellate level. Landlord and Tenant acknowledge that the exclusive venue for any and all court actions arising from this Lease Agreement shall be the appropriate court in the county within which the

Property is located.

37. WAIVER OF JURY TRIAL: LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed by their respective officers or parties, "hereunto duly authorized.

                                            Prairie Foods Corporation
                                            ("Tenant")

Witnesses:
                                            By:
                                               -------------------------
                                            Title:

                                                  ----------------------


                                            FMS South Beach, L.C.
                                            ("Landlord")

Witnesses:
                                            By:
                                               -------------------------
                                            Title:
                                                  ----------------------


                                    GUARANTY

In consideration of the execution of this Lease Agreement by Landlord, the undersigned hereby guarantees to Landlord, jointly and severally, its successors and assigns, the full payment, performance and observance of all the covenants, conditions, obligations, and agreements therein provided to be performed and observed by the Tenant. Neither the failure of the Landlord to enforce its rights against the Tenant nor the making of concessions by the Landlord to the Tenant shall affect the liability hereunder, nor the Guarantor's obligation to make payment in accordance with the terms of this Guaranty, and any remedy for the enforcement of this Guaranty shall not be impaired or released whatsoever by an impairment, modification, change, release or limitation of the liability of the Tenant, its Estate in Bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute, or from the decision of any court. The undersigned waives notice of any breach or default by Tenant under the Lease Agreement and any and all notices and demands.

                                             --------------------------
                                             Guarantor


                                             --------------------------
                                             Guarantor

                                   EXHIBIT A

                   Floor plan showing Premises cross hatched

                               [Picture of map]

                                  EXHIBIT "B"

                              TENANT IMPROVEMENTS

1. Landlord, at Landlord's sole cost and expense, shall make the following alteration to the Premises:

          None, Tenant takes possession of the Premises "As Is".

                                  EXHIBIT "C"

                              RULES & REGULATIONS

          1. DEFINITIONS: Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, subtenants, and contractors, and is to be deemed of such number and gender as the circumstances require. The words "Room" and "Premises" are to be taken to mean and include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

          2. OPERATIONS: The streets, sidewalks, entrances, halls, passages, elevators, stairways, and other common area provided by Landlord shall not be obstructed by Tenant, or used by him for any purpose other than for ingress and egress.

          3. WASHROOMS: Toilet rooms, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed.

          4. INSURANCE REGULATIONS: Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department or the Fire laws, or with the rules and regulations of the Fire Insurance Rating Organization, or any equivalent body.

          5. GENERAL PROHIBITIONS: In order to ensure proper use and care of the Premises, Tenant shall not:

          a. Keep animals or birds in the Premises.

          b. Use the Premises or any rooms therein as sleeping apartments.

          c. Allow any sign, advertisement, or notice to be affixed to the Building, inside or outside, without the Landlord's prior written consent.

          d. Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or televisions ("whereby the sound extends outside of the Premises"), without consent of Landlord: or othenvise do anything to disturb other Tenants or tend to injure the reputation of the Building.

          e. Mark or deface elevators, water closets, toilet rooms, walls, windows, doors, or any other part of the Building.

          f. Place anything on the outside of the Building, including roof setbacks, window ledges, and other projections, or drop anything from the windows, stairways, or parapets or place trash or other matter in the halls, stairways, elevators, or light wells of the Building.


          g. Install any shades, blinds, or awnings, except Building standard window coverings, without consent of landlord.

          h. Interfere with the heating or cooling systems or apparatus.

          k. Install any medical waste or other disposal or package delivery units on the exterior of the Premises or the building without Landlord's prior written approval.

          l. Use any electric heating device without consent of Landlord.

          m. Install call boxes, or any kind of wire in or on the Premises or the Building without Landlord's permission and direction.

          n. Manufacture any commodity, or prepare or dispense any foods or beverages, whether by vending or dispensing machines or otherwise, or alcoholic beverages, tobacco, drugs, flowers, or other commodities or articles without the written consent of Landlord except for consumption by the Tenant.

          o. Secure duplicate keys for rooms or toilets, except from Landlord, or change the locks of any doors to or in the Premises. Landlord shall have access, however, to the Premises dunging all reasonable times and emergency situations.

          p. Give its employees or other persons permission to go upon the roof of the Building without the prior written consent of Landlord.

          q. Place door mats in public corridors without the consent of Landlord.

          r. Use elevators for freight during normal business hours as defined in the Lease or otherwise move furniture, fixtures or equipment into or out of the building, except during those times which have been approved in advance by Landlord.

          s. Use, store, and dispose of toxic or dangerous substances.

          t. Allow cigarette, cigar or pipe smoking in the lobby, elevator, halls, stairwells or other common areas within the building

          6. BUSINESS MACHINES: Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to the Building structure, or to any lcased space outside the Premises shall be placed and maintained by Tenant, at its sole cost and expcnsc, in settings of cork rubber, or spring type vibration eliminators suffcient to absorb and prevent such vibration, noise, cold or heat. No business machines or mechanical equipment which exceed the existing floor load capacity or require unusually high amounts of electricity shall be used or installed in the Premises without Landlord's prior written consent.


          7. PUBLIC ENTRANCE: Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its Tenants.

          8. REGULATION CHANGE: Landlord shall have the right to make such additional rules and regulations as in the judgment of Landlord may from time to time be needed for the safety, appearance, care, and cleanliness of the Building and for the preservation of good order therein; Landlord shall not be responsible to Tenant for violation of any rules and regulations by other Tenants.

          9. CERTAIN RIGHTS RESERVED TO LANDLORD: The Landlord reserves the following rights:

             a. To name or change the name of the Building and to change the street address of the Building.

             b. To install and maintain a sign or signs on the exterior or interior of the Building.

                                --------------------
                                Tenant (initial)


                                --------------------
                                Landlord (initial)

                                   EXHIBIT D

                            LEASE AGREEMENT ADDENDUM

          Except as amended and modified by this Addendum, all of the terms, covenants, and conditions of the Lease Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Lease Agreement and the provisions of this Addendum, this Addendum shall control.

1. Upon execution of this Lease Agreement of November 1, 1997, all prior leases, contracts or agreements between Landlord and Tenant are null and void, except Tenant will pay December 1997 rent in accordance with past practices between the parties.

2. OPTION TO EXTEND: Provided Tenant is not in default of this Lease Agreement, Tenant may extend the lease term for two five year terms. In order to exercise an addidonal five year term, Tenant must provide Landlord with written notice of extension no later than March 30, 2001 to extend the original term and no later than March 30, 2006 to exercise the second option term. If Tenant does not exercise the fust opHon term by March 30, 2001 the second option term will be void. Upon any extension of this Lease Agreement all terms and conditions will remain in effect, including but not limited to the rental increases set forth in Paragraph 4 of the Lease Agreement.

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed by their respective of ficers or parties, thereunto duly authorized.

                                          Prairie Foods Corporation
                                          ("Tenant")

Witnesses:

-------------------------                 By:
                                             ------------------------
-------------------------                 Title:
                                                ---------------------

                                          FMS South Beach, L.L.C.
                                          ("Landlord")

Witnesses:

-------------------------                 By:
                                             ------------------------
-------------------------                 Title:
                                                ---------------------